UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2007

AURELIO RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50931

(Commission File Number)

33-1086828

(IRS Employer Identification No.)

5554 South Prince Street, Suite 200, Littleton, CO 80120

(Address of principal executive offices and Zip Code)

(303) 795-3030

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On June 7, 2007, we closed a private placement consisting of 1,476,555 units (the “Units”) in our company at a price of US $0.90 per Unit for gross proceeds of $1,328,899. Each Unit is comprised of one common share (a “Share”) and one-half of one share purchase warrant (a “Warrant”). One whole Warrant will entitle the holder to purchase one additional common share (a “Warrant Share”) at a price of $1.60 per Warrant Share any time up to June 8, 2009.

We issued the securities to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to seven (7) U.S. Accredited Investors pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended

Item 9.01.	Financial Statements and Exhibits.
10.1*	Form of Subscription Agreement – U.S. Accredited
10.2*	Form of Subscription Agreement – Offshore
10.3*	Form of US Warrant Certificate
10.4*	Form of Offshore Warrant Certificate
10.5*	Form of Canadian Warrant Certificate
99.1*	News Release

*Filed as an exhibit to the Form 8-K filed with the Commission on June 12, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURELIO RESOURCE CORPORATION

By: /s/ Frederik Warnaars

Dr. Frederik Warnaars

Chief Executive Officer and Director

Date: June 13, 2007